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[logo]                                            One Sun Life Executive Park
                                                  Wellesly Hills, MA 02181

                                                  Tel (781) 237-6030


                                 March 31, 1999



Sun Life Assurance Company of Canada (U.S.)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

     Re:  Registration Statement of Sun Life of Canada (U.S.)
          Variable Account I on Form S-6, File No. 333-68601

Dear Ladies and Gentlemen:

     This opinion is furnished in connection with the filing of the above-referenced registration statement (the "Registration Statement") of Sun Life of Canada (U.S.) Variable Account I (the "Variable Account"), a separate account of Sun Life Assurance Company of Canada (U.S.), a Delaware corporation (the "Company"), with respect to the proposed sale of an indefinite amount of flexible premium variable universal life insurance policies (the "Policies") described in the prospectus (the "Prospectus") contained in the Registration Statement.

     I have examined all such corporate records of the Company and such other documents and laws as I consider necessary as a basis for this opinion. On the basis of such examination, it is my opinion that:

     1. The Company is a corporation in good standing duly organized and validly existing under the laws of the State of Delaware.

     2. The Variable Account has been duly established by the Company under the laws of the State of Delaware.

     3. Assets allocated to the Variable Account will be owned by the Company, and the Policies provide that the portion of the assets of the Variable Account equal to the reserves and other Policy liabilities with respect to the Variable Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

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     4.   When issued and sold as described in the Prospectus, the Policies will be duly authorized and will constitute validly issued and binding obligations of the Company in accordance with their terms.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Roy P. Creedon
                                        Roy P. Creedon
                                        Assistant Vice President and Counsel